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                                                                  EXHIBIT 99.4



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         I hereby consent to being named as a person about to become a director to the Board of Directors of Magnum Hunter Resources, Inc., a Nevada corporation, in its Registration Statement on Form S-3 and any amendments thereto filed with the Securities and Exchange Commission.



                                            /s/ Robert Kelley
                                            ----------------------------------
                                            Robert Kelley

Dated: February 11, 2002